Exhibit 99.1
 News Release

LML SETTLES LITIGATION WITH PAYPAL

VANCOUVER, BC, March 11, 2011 - LML Patent Corp. (“LML”), a wholly-owned, indirect subsidiary of LML Payment Systems Inc. (the “Corporation”) (Nasdaq: LMLP) announced today that it has agreed to the terms of a Settlement and License Agreement (the “Agreement”) with PayPal, Inc. with respect to litigation filed by LML in the U.S. District Court for the Eastern District of Texas alleging that PayPal infringed U.S. Patent No. RE40,220 (the “Patent Litigation”).

The terms provide PayPal with a fully paid-up license to certain LML patents for electronic check conversion transactions including “ARC”, “WEB”, “POP”, “TEL” and “BOC” and primarily has as its basis, PayPal’s transaction volume.  PayPal agreed to pay $7,500,000 in connection with the Agreement.

As a result of this settlement and other recently announced settlements, the Phase I trial in the Patent Litigation (as disclosed in the Corporation’s Form 10-Q for December 31, 2010), scheduled to commence March 21, 2011, has been rendered moot.  Phase II and Phase III trials remain set to commence October 4, 2011.

About LML Payment Systems Inc. (www.lmlpayment.com)

LML Payment Systems Inc., through its Canadian subsidiary Beanstream Internet Commerce Inc., and its U.S. subsidiaries Beanstream Internet Commerce Corp and LML Payment Systems Corp., is a leading provider of financial payment processing solutions for e-commerce and traditional businesses. We provide credit card processing, online debit, electronic funds transfer, automated clearinghouse payment processing and authentication services, along with routing of selected transactions to third party processors and banks for authorization and settlement. Our intellectual property estate, owned by subsidiary LML Patent Corp., includes U.S. Patent No. RE40,220, No. 6,354,491, No. 6,283,366, No. 6,164,528, and No. 5,484,988 all of which relate to electronic check processing methods and systems.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as "aims," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects" or "targets" or nouns corresponding to such verbs. Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of the management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the Corporation’s actual results include, among others, the impact, if any, of stock-based compensation charges, the potential failure to establish and maintain strategic relationships, inability to integrate recent and future acquisitions, inability to develop new products or product enhancements on a timely basis, inability to protect our proprietary rights or to operate without infringing the patents and proprietary rights of others, and quarterly and seasonal fluctuations in operating results. More information about factors that potentially could affect the Corporation’s financial results is included in the Corporation’s quarterly reports on Form 10-Q and our most recent annual report on Form 10-K filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the Corporation undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

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CONTACTS:
Patrick H. Gaines - CEO	Investor Relations
(640) 689-4440	(800) 888-2260